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                                                                   EXHIBIT 10.18


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                                 LEASE AGREEMENT



                                     between



                  WAYNE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY


                                       and



                                Absorption Corp.



                          Dated as of September 1, 2004


                                   Relating to
                                   $4,900,000
                  Wayne County Industrial Development Authority
                 Tax-Exempt Industrial Development Revenue Bonds
                           (Absorption Corp. Project),
                                   Series 2004


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All right, title and interest of Wayne County Industrial Development Authority
(the "Issuer") in this Agreement has been pledged and assigned to Branch Banking and Trust Company, as Trustee under an Indenture of Trust dated as of September 1, 2004, between the Issuer and the Trustee.

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                                TABLE OF CONTENTS

(This Table of Contents is not a part of the Lease Agreement, it is only for convenience of reference and is not intended to define, limit or describe the intent or scope of any provisions of the Lease Agreement.)


ARTICLE I.  DEFINITIONS .......................................................2

         Section 1.1. Definitions..............................................2

         Section 1.2. Use of Words and Phrases.................................2


ARTICLE II.  REPRESENTATIONS...................................................2

         Section 2.1. Representations and Warranties of the Issuer.............2

         Section 2.2. Representations by Lessee................................3


ARTICLE III.  THE PROJECT......................................................4

         Section 3.1. Lease of the Project.....................................4

         Section 3.2. Agreement to Acquire, Construct and Equip Project........6

         Section 3.3. Agreement to Issue Bonds.................................6

         Section 3.4. Establishment of Completion Date and Disposition of
                      Balance in Project Fund..................................6

         Section 3.5. Lessee Required to Complete Project......................6

         Section 3.6. Limitation of Issuer's Liability.........................6

         Section 3.7. Disclaimer of Warranties.................................7

         Section 3.8. Taxes, Other Governmental Charges; Utilities.............7

         Section 3.9. Insurance................................................8

         Section 3.10. Maintenance of the Project..............................8


ARTICLE IV.  PAYMENT PROVISIONS................................................8

         Section 4.1. Repayment of Bonds and Payment of Other Amounts
                      Payable..................................................8

         Section 4.2. No Defense or Set-off-Unconditional Obligation...........9

         Section 4.3. Assignment of Issuer's Rights............................9

         Section 4.4. Letter of Credit........................................10


ARTICLE V.  DAMAGE, DESTRUCTION AND CONDEMNATION..............................10

         Section 5.1. Parties to Give Notice..................................10

         Section 5.2. Damage and Destruction..................................10

         Section 5.3. Condemnation and Loss of Title..........................10


ARTICLE VI.  SPECIAL COVENANTS AND AGREEMENTS.................................10

         Section 6.1. Maintenance of Existence................................10

         Section 6.2. Reserved................................................11

         Section 6.3. Project List............................................11

         Section 6.4. Inspection of Project...................................11

         Section 6.5. Use of Proceeds; Other Matters with Respect to
                      Project, Bonds and Tax Exemption........................11

         Section 6.6. Indemnification by Lessee...............................13

         Section 6.7. Qualification of Lessee in the State....................14

         Section 6.8. Permits or Licenses.....................................14

         Section 6.9. Recording and Filing; Other Instruments.................14

         Section 6.10. Arbitrage Covenant.....................................14

         Section 6.11. Reference to Bonds Ineffective after Bonds Paid........14

         Section 6.12. Notification of a Bankruptcy Filing or Event of
                       Default................................................15

         Section 6.13. Obligations Under Indenture............................15

         Section 6.14. Undertaking to Provide Continuing Disclosure...........15

         Section 6.15. No Control of Bank.....................................15


ARTICLE VII.  ASSIGNMENT, LEASING AND SELLING.................................15

         Section 7.1. Conditions..............................................15

         Section 7.2. Instrument Furnished to Trustee.........................16

         Section 7.3. Limitation..............................................16


ARTICLE VIII.  EVENTS OF DEFAULT AND REMEDIES.................................16

         Section 8.1. Events of Default.......................................16

         Section 8.2. Force Majeure...........................................16

         Section 8.3. Remedies on Default.....................................17

         Section 8.4. No Remedy Exclusive.....................................17

         Section 8.5. Agreement to Pay Attorneys' Fees and Expenses...........17

         Section 8.6. Waiver of Breach........................................17


ARTICLE IX.  PREPAYMENTS......................................................17

         Section 9.1. Optional Prepayments....................................17

         Section 9.2. Extraordinary Optional Prepayments......................17

         Section 9.3. Procedure to Exercise Options...........................18

         Section 9.4. Mandatory Prepayment....................................18

         Section 9.5. Relative Priorities.....................................18

         Section 9.6. Prepayment to Include Fees and Expenses.................18


ARTICLE X.  MISCELLANEOUS.....................................................18

         Section 10.1. Notices................................................18

         Section 10.2. Severability...........................................19

         Section 10.3. Execution of Counterparts..............................19

         Section 10.4. Amounts Remaining in Bond Fund.........................19

         Section 10.5. Amendments, Changes and Modifications..................20

         Section 10.6. Governing Law..........................................20

         Section 10.7. Authorized Lessee Representative.......................20

                                       ii

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         Section 10.8. Term of the Agreement..................................20

         Section 10.9. No Personal Liability..................................20

         Section 10.10. Parties in Interest...................................20

         Section 10.11. Notice to Rating Agency...............................20

         Section 10.12. Applicability of Agreement to Trustee.................20

         Section 10.13. Reasonable Attorneys' Fees............................20

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, dated as of September 1, 2004 (the "Agreement"), is by and between WAYNE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer"), a body corporate and politic, an instrumentality of Wayne County and a public corporation of the State of Georgia (the "State"), and ABSORPTION CORP., a corporation organized and existing under the laws of the State of Nevada (the "Lessee").

                              W I T N E S S E T H :

         WHEREAS, the Issuer is created under the local amendment to the Georgia constitution, Ga. L. 1964, p. 1002 et seq., ratified by electors in the general election in 1964, and continued by Ga. L. 1987, p. 3805, as amended (the "Act"); and

         WHEREAS, the Issuer is further authorized by the Act to issue revenue bonds, as defined in the Act to include notes, payable solely from revenues and receipts from any revenue producing project and secured by a pledge of said revenues and receipts; and

         WHEREAS, in order to further the purposes of the Act, the Issuer proposes to undertake the acquisition of land and building, to renovate the building, to either expand the building or construct a new building, and to acquire and install new equipment and to pay costs of installation of used equipment (the "Project"), which is to be owned by the Issuer and leased to the Lessee for the manufacture of absorption products and to obtain the funds therefore by the issuance of its Bonds (as hereinafter defined) under an Indenture of Trust dated as of the date hereof (the "Indenture") between the Issuer and Branch Banking and Trust Company, as Trustee (the "Trustee"), securing such Bonds; and

         WHEREAS, the Issuer proposes to use the proceeds from the sale of the Bonds, as hereinafter defined, to pay (or to reimburse the Lessee for) costs of the acquisition, construction and equipping of the Project and the payment of certain issuance costs of the Bonds and credit support for the Bonds upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Lessee and Branch Banking and Trust Company (in such capacity, the "Bank") will enter into a Letter of Credit and Reimbursement Agreement dated as of the date hereof (the "Credit Agreement") pursuant to which the Bank will issue an irrevocable letter of credit in the amount not to exceed $4,956,384 to the Trustee at the request and for the account of the Lessee upon the terms set forth in the Credit Agreement; and

         WHEREAS, it has been determined that the financing of the acquisition, construction and equipping of the Project will require the issuance, sale and delivery by the Issuer of a series of bonds in the aggregate principal amount of not to exceed $4,900,000 (the "Bonds");

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.1. Definitions. Certain capitalized words and terms used herein are defined in the text hereof or in the Indenture. In addition to the words and terms defined elsewhere herein and in the Indenture, the following words and terms are defined terms under this Lease Agreement:

         "Debt Service" shall mean the principal of, premium, if any, and interest on the Bonds.

         "Security Document" shall mean the Deed to Secure Debt, Leasehold Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases from the Issuer and the Lessee to the Bank.

         SECTION 1.2. Use of Words and Phrases. "Herein," "hereby," "hereunder," "hereof," "hereinabove," "hereinafter," and other equivalent words and phrases refer to this Agreement and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section 1.1 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders.

                                   ARTICLE II.

                                 REPRESENTATIONS

         SECTION 2.1. Representations and Warranties of the Issuer. The Issuer makes the following representations as the basis for the undertakings herein contained:

         (a) The Issuer is a body corporate and politic, an instrumentality of Wayne County and a public corporation of the State organized and existing under the Act.

         (b) The Issuer has the power to issue its Bonds, to use the proceeds from the sale of the Bonds pursuant to the provisions of this Agreement to finance the acquisition, construction and equipping of the Project, and to lease the Project to the Lessee hereunder, such actions being in furtherance of the purposes for which the Issuer was organized.

         (c) The Issuer proposes to issue its Bonds, in the aggregate principal amount of not to exceed $4,900,000 to provide amounts necessary to finance all or a part of the Cost of the Project; the Bonds are to be issued under the Indenture pursuant to which the Issuer's interest in the payments of Basic Rent to be made by the Lessee and the Issuer's rights in, to and under this Agreement (except for certain retained rights) will be assigned and pledged by the Issuer to the Trustee as security for payment of the principal of, redemption premium, if any, and interest on the Bonds.

         (d) The Issuer has the power to enter into this Agreement and the Indenture and to carry out its obligations hereunder and thereunder and to issue the Bonds to finance the Cost of the Project; by proper action has duly authorized the execution and delivery of this Agreement and the Indenture, the performance of its obligations hereunder and thereunder and the issuance of the Bonds; and, simultaneously with the execution and delivery of this Agreement, has duly executed and delivered the Indenture and issued the Bonds.

         (e) The Issuer hereby finds that the financing of the Project and the leasing thereof to Lessee for operation will serve the purposes of the Act.

         (f) To the best of the Issuer's knowledge, the Issuer is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money and is not in default under any instrument under or subject to which any indebtedness for borrowed money has been incurred, and no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         (g) The Issuer is not, to the knowledge of its officers, (1) in violation of the Act or any existing law, rule or regulation applicable to it or
(2) in default under any indenture, mortgage, deed of trust, lien, lease, contract, note, order, judgment, decree or other agreement, instrument or restriction of any kind by which it or any of its



                                       2
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assets are or may be bound or affected. To the best of the Issuer's knowledge, the execution and delivery by the Issuer of this Agreement, the Indenture and the Bonds and compliance with the terms and conditions hereof and thereof will not conflict with or result in the breach of or constitute a default under any of the above described instruments or other restrictions.

         (h) To the best of the Issuer's knowledge, no further approval, consent or withholding of objection on the part of any Federal, state or local regulatory body, is required in connection with (1) the execution, issuance, sale and delivery of the Bonds by the Issuer, (2) the execution or delivery of or compliance by the Issuer with the terms and conditions of this Agreement and the Indenture, or (3) the assignment by the Issuer of its rights under this Agreement. To the best of Issuer's knowledge, the consummation by the Issuer of the transactions set forth in the manner and under the terms and conditions as provided herein will comply with all applicable state, local or Federal laws and any rules and regulations promulgated thereunder by any regulatory authority or agency.

         (i) To the best of Issuer's knowledge, no litigation, inquiry or investigation of any kind in or by any judicial or administrative court or agency is pending or threatened against the Issuer with respect to (1) the organization and existence of the Issuer, (2) its authority to execute or deliver this Agreement, the Indenture or the Bonds, (3) the validity or enforceability of this Agreement, the Indenture or the Bonds, or the transactions contemplated hereby or thereby, (4) the title of any officer of the Issuer who executed this Agreement, the Indenture or the Bonds, or (5) any authority or proceedings related to the execution and delivery of this Agreement, the Indenture or the Bonds, on behalf of the Issuer, and no such authority or proceedings have been repealed, revoked, rescinded or amended but are in full force and effect.

         (j) The Issuer authorizes the Lessee, subject to the terms and conditions set forth in this Agreement, which terms and conditions the Issuer determines to be necessary, desirable and proper, to provide for the acquisition, construction and equipping of the Project by such means as shall be available to the Lessee and in the manner determined by the Lessee, without any responsibility or liability of the Issuer therefor.

         (k) Neither this Agreement, the Basic Rent payable by the Lessee hereunder nor any of the revenues to be received hereunder have been pledged or hypothecated by the Issuer in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

         SECTION 2.2. Representations by Lessee. The Lessee makes the following representations as the basis for its undertakings hereunder:

         (a) The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business in the State, has the power to enter into this Agreement and the transactions contemplated hereby and to perform its obligations hereunder, and has duly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder and has approved the Indenture and the issuance of the Bonds.

         (b) The execution and delivery of this Agreement and the performance by the Lessee of its obligations hereunder do not and will not (1) conflict with, or constitute a breach or result in a violation of, its articles of incorporation or bylaws, (2) constitute a default under any material agreement or other material instrument to which the Lessee is a party or by which it is bound, or (3) result in a violation of any material agreement or other material instrument to which the Lessee is a party or by which it is bound or to the knowledge of the Lessee, any constitutional or statutory provision or material order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over the Lessee or its property.

         (c) The Lessee is not in default in the payment of the principal of or interest on any of its material indebtedness for borrowed money and is not in default in any material respect under any instrument under and subject to which any indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any such agreement that, with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         (d) There is no litigation at law or in equity or any proceeding before any governmental agency involving and known to the Lessee pending or, to the knowledge of the Lessee, threatened, in which any liability of the Lessee is not adequately covered by insurance or in which any judgment or order would have a material adverse effect upon the business or assets of the Lessee or which would affect its existence or authority to do business, operation of the Project, the validity of this Agreement or the performance of the Lessee's obligations hereunder or thereunder.


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

         (e) The Lessee has obtained all consents, permits, approvals, authorizations and orders obtainable to date of any governmental or regulatory authority that are required to be obtained by the Lessee as a condition precedent to the acquisition and construction of the Project or the issuance of the Bonds or the execution and delivery of this Agreement or the performance by the Lessee of its obligations hereunder.

         (f) Neither any written information, exhibit, or report furnished to the Issuer by the Lessee in connection with the Bonds or any documents executed and delivered in connection therewith nor any of the foregoing representations contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.



                                  ARTICLE III.

                                  THE PROJECT

         SECTION 3.1. Lease of the Project.

         (a) Term. The Issuer hereby leases to the Lessee, and the Lessee hereby leases from the Issuer, the Project at the rental set forth in Section 4.1 hereof and in accordance with the provisions of this Agreement for a term ending at 11:59 p.m. Eastern time on September 1, 2019 (the "Term"), subject to earlier termination as provided herein. The Term of this Agreement shall terminate if and when the Lessee terminates this Agreement pursuant to an exercise of the option or options provided for in subsection (h) of this Section or on such earlier date as shall be agreed to by the Lessee and the Issuer in writing. The Issuer has delivered to the Lessee sole and exclusive possession of the Project (subject to the right of the Trustee or Bank to enter thereon for inspection purposes and to other provisions hereof) and the Lessee hereby accepts possession of the Project.

         (b) Matters of Title. The Issuer is to acquire title to the Project from the Lessee and lease the Project back to Lessee hereunder. The Issuer covenants to take all acts necessary to defend its title to the Project and will do no act to impair such title, provided that such action is approved by the Lessee and the cost of such action is paid for in advance by the Lessee, or the Issuer is indemnified for such costs by the Lessee to the Issuer's satisfaction. Except as provided herein, the Issuer shall not: (1) directly, indirectly, or beneficially sell, convey, or otherwise dispose of any part of its interest in the Project, (2) permit any part of the Project to become subject to any lien, claim of title, encumbrance, security interest, conditional sale contract, title retention arrangement, finance lease, or other charge of any kind, without the written consent of the Bank, the Lessee and the Holder, and (3) assign, transfer, or hypothecate (other than pursuant to the Bond Resolution and the Security Document) any payment of rent (or analogous payment) then due or to accrue in the future under any lease of the Project, except that if the laws of the State at the time shall permit, nothing contained in this Section shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or transfer of the Project as an entirety to, any public body of the State whose property and income are not subject to taxation and which has authority to carry on the business of owning and leasing the Project, provided, that upon any such consolidation, merger, or transfer, the surviving or transferee entity shall have assumed in writing or by operation of law all obligations of the Issuer hereunder and all the obligations of the Issuer in favor of the Trustee, the Remarketing Agent, the Lessee, and the Bank under all other documents relating to the Bonds. Notwithstanding the foregoing, the Issuer may pledge the Project, the Basic Rent, and this Agreement to the Trustee to secure the Bonds and to secure the repayments of obligations of the Lessee under the Credit Agreement, and may participate in the sale of the Project or part thereof under threat of a taking by eminent domain or a sale or conveyance contemplated by any other provision of this Agreement.

         (c) No Warranty of Fitness for Purpose. The Issuer makes no warranty as to the design, suitability, condition or fitness for purpose of the Project, as more specifically provided in Section 3.7.

         (d) Easements. The Issuer agrees promptly, upon the written request of the Lessee, to consent to and grant or join in the granting of any easements or dedications for public use that the Lessee believes to be necessary or desirable for the operation of the Project.

         (e) Issuer Not Required to Maintain Project. The Issuer shall not be under any obligation to renew, repair, or maintain any portion of the Project or to remove and replace any inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary portion thereof.

         (f) Removal of Portions of the Project. The Lessee shall not be under any obligation to renew, repair, or replace any inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary fixtures or equipment that are a part of the Project. If any fixture, equipment, or parts thereof have become obsolete or worn out, the Lessee, at its own expense, may dispose of said worn or obsolete fixture, equipment or parts without any responsibility or accountability to the Issuer therefor, in which case the removed property shall cease to be a part of the Project. If the Lessee, in its sole and absolute discretion, determines that any fixtures, equipment or parts thereof (which are not inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary) should be sold or traded in, then the Lessee may do so provided that it either: (a) replaces such property or parts with other items of property having a value at least equal to the net book value of the property sold or traded in and causes title to such replacement property to be transferred to the Issuer, whereupon the replacement property shall become a part of the Project; or (b) pays to the Trustee, to be used to defease or retire the Bonds, an amount equal to the net book value of the property sold or traded in. At the written request of the Lessee, the Issuer shall execute such instruments as shall be required to convey title to any such removed fixture or parts thereof to the Lessee, to the purchaser thereof or to the person accepting the same as a trade in and the Bondholder shall release the lien and security interest of the Security Document therein. The removal from the Project of any fixture or parts thereof pursuant to the provisions of this Section shall not entitle the Lessee to any abatement or diminution of the rental payments payable under Section 5.3 hereof (except to the extent that a prepayment of principal or a credit in reduction of principal of the Bonds may result in a reduction of Debt Service on the Bonds and a corresponding reduction in the Basic Rent hereunder).

         (g) Quiet Enjoyment. The Issuer warrants and covenants that it will defend the Lessee at the Lessee's expense (except as to claims by the Issuer) in the quiet enjoyment and peaceable possession of the Project free from all claims of all persons whomsoever, throughout the term of this Agreement, so long as the Lessee shall perform the covenants, conditions and agreements to be performed by it hereunder, or so long as the period for remedying any failure of performance shall not have expired.

         (h) Options to Terminate the Lease Term; Purchase Project. The Lessee shall have the option to terminate the term of this Lease at any time on sixty
(60) days written notice to the Issuer, the Trustee and the Bank and providing such funds as are needed, when added to any funds held by the Trustee for the payment of Debt Service, as shall be needed to retire or defease the Bonds. The Lessee shall have, and is hereby granted, the option to purchase the Project by giving written notice to the Issuer, the Trustee and the Bank, within sixty (60) days prior to the expiration or earlier termination of the term of the Lease and by paying the sum of $10.00 to the Issuer in addition to any amount needed, when added to any funds held by the Trustee for the payment of Debt Service, to retire or defease the Bonds. Such purchase shall be closed at the time of retirement or defeasance of the Bonds, unless the Issuer and the Lessee agree to a later date. In either case, if a Letter of Credit is in effect, the Lessee shall deposit with the Bank, within 15 days after giving such notice, the amount needed to reimburse the Bank (i) for amounts theretofore drawn by the Trustee under the Letter of Credit, but not theretofore reimbursed, (ii) amounts to be drawn by the Trustee to retire or defease the Bonds, and (iii) any other amounts payable by Lessee to the Bank. At the closing of the purchase pursuant to this subsection (i), the Issuer will, upon receipt of the purchase price, deliver to the Lessee the following: (A) if the Indenture shall not at the time have been satisfied in full, a release by the Trustee from the lien and/or security interest of the Indenture in the property with respect to which such purchase is being consummated; (B) a limited warranty deed and a bill of sale or other documents conveying to the Lessee good and marketable fee simple title in and to the land and improvements included in the Project with respect to which such purchase is being consummated, as such property then exists, subject to the following "Permitted Encumbrances: (i) those liens, security interests and encumbrances (if any) to which such title in and to said property was subject when initially conveyed to the Issuer, (ii) those liens, security interests and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented, (iii) those liens, security interests and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Agreement, and (iv) vendors, mechanics' and materialmen's liens arising from the acquisition, construction and equipping of the Project or the repair, replacement or renovation of the Project, or any part thereof, provided that any such vendors', mechanics' and materialmen's liens shall be discharged prior to any foreclosure thereof; (C) an assignment of licenses, permits, warranties, etc.; and (D) the customary owner's affidavit.

         (i) Lessee Entitled to Certain Rent Abatements if Bonds Paid Prior to Maturity. If at any time the Bonds shall cease to be Outstanding under circumstances not resulting in termination of this Agreement, and if the

Lessee is not at the time otherwise in default hereunder, the Lessee shall thereafter be entitled to use the Project to and including the end of, the term hereof with no obligation to make payments of Basic Rent specified in Section
4.1 hereof during that interval (but otherwise on the terms and conditions hereof).

         (j) Tax Audits. If the Issuer or the Lessee is contacted by the Internal Revenue Service with respect to the Bonds, the party so contacted shall immediately notify the other party in writing. Neither the Issuer nor the Lessee shall be required to defend any audit of the Bonds or to expend any funds in connection therewith or to enter into any closing agreement with the Internal Revenue Service or to provide funds for such purpose. If a tax audit of the Bonds is commenced and if the Lessee requests in writing that the Issuer defend such audit and agrees to pay all costs of such defense and all costs associated with any closing agreement consented by both the Issuer and the Lessee, the Issuer shall defend the same at the direction of the Lessee using counsel and other professionals engaged by the Lessee at its sole expense. If the Lessee does not request that the Issuer defend such audit, the Issuer may none-the-less do so at its sole election and at its own expense and may, if it elects to do so, at its own expense, enter into a closing agreement. If the defense of any audit is commenced, such defense may be abandoned at the option of the party bearing the cost thereof.

         SECTION 3.2. Agreement to Acquire, Construct and Equip Project. The Lessee shall cause the acquisition, construction and equipping of the Project as described in Exhibit A attached hereto, as such Exhibit A may be amended from time to time by the Lessee, provided that in the case of any material change in such Exhibit A there shall be filed with the Issuer and the Trustee the written approving opinion of Bond Counsel acceptable to the Trustee to the effect that such change shall not impair the Federal income tax exemption of interest on any of the Bonds under Section 103 of the Code. The Lessee agrees to obtain all licenses, permits and consents required for the acquisition, construction, equipping and operation of the Project, and the Issuer shall have no responsibility therefor.

         The Lessee will not take any action or fail to take any action which would adversely affect the qualification of the Project under the Act or the exclusion of interest on the Bonds from Federal income taxation under Section 103 of the Code.

         SECTION 3.3. Agreement to Issue Bonds. In order to provide funds for payment of the Cost of the Project the Issuer shall simultaneously with the execution and delivery hereof proceed with the issuance and sale of the Bonds bearing interest, maturing and having the other terms and provisions set forth in the Indenture. All proceeds derived from the sale of the Bonds shall be deposited into the Project Fund in accordance with the Indenture.

         SECTION 3.4. Establishment of Completion Date and Disposition of Balance in Project Fund. The Completion Date shall be evidenced to the Issuer and the Trustee by a certificate signed by an Authorized Lessee Representative stating (a) the total Cost of the Project, (b) that the acquisition, construction and equipping of the Project has been completed substantially in accordance with Section 3.2 hereof, and (c) that, except for amounts retained by the Trustee for the Cost of the Project not then due and payable, the full Cost of the Project has been paid. The Lessee shall direct the Trustee to transfer any moneys remaining in the Project Fund after the Completion Date (except for amounts retained by the Trustee for the Cost of the Project not then due and payable) to the Bond Fund to be used in accordance with Section 6.05 of the Indenture. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

         SECTION 3.5. Lessee Required to Complete Project. If the proceeds derived from the sale of the Bonds issued for such purpose are not sufficient to pay in full the Cost of the Project, the Lessee shall pay so much of the cost thereof as may be in excess of the moneys available therefor or shall pay over to the Trustee such moneys as are necessary to provide for payment of such Cost. The Lessee agrees that if, after exhaustion of the proceeds derived from the sale of the Bonds, the Lessee should pay any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or the Trustee nor shall it be entitled to any abatement, diminution or postponement of its payments hereunder.

         SECTION 3.6. Limitation of Issuer's Liability. The Bonds shall be limited obligations of the Issuer, the principal of, redemption premium, if any, and interest on which shall be payable by the Issuer solely out of the revenues derived by the Issuer pursuant to this Agreement. THE BONDS AND THE INTEREST THEREON AND REDEMPTION PREMIUM, IF ANY, SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF,

INCLUDING WITHOUT LIMITATION, THE ISSUER AND THE COUNTY OF WAYNE, GEORGIA (THE "COUNTY"). NEITHER THE STATE NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND THE COUNTY, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR REDEMPTION PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES ASSIGNED AND PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND THE COUNTY, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR REDEMPTION PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO. THE ISSUER DOES NOT HAVE ANY TAXING POWER.

         No breach by the Issuer of this Agreement or of any provision or condition hereof or in the Bonds or of any agreement contained in the Agreement or in the Bonds shall result in the imposition of any pecuniary liability upon the Issuer or the State or any political subdivision or agency of the State or any charge upon the general credit or taxing power of the Issuer, the State, or any political subdivision of the State. The liability of the Issuer under this Agreement and the Bonds, or any provision or condition hereof or thereof, or of any agreement herein or in the Bonds contained, or of any warranty herein or in the Bonds included, or for any breach or default by the Issuer of any of the foregoing, shall be limited solely and exclusively to the pledged revenues derived by the Issuer under this Agreement which have been pledged to the Trustee. The Issuer shall not be required to execute or perform any of its duties, obligations, powers, or covenants hereunder or under the Bonds except to the extent the pledged revenues are available therefor. The Issuer may require as a condition to the participation by it with the Lessee in obtaining any license or permit or other approvals a deposit by the Lessee of such amount as determined by the Issuer to be reasonable to assure the reimbursement to the Issuer of the costs incurred by it in such participation, with any amount of such deposit in excess of such costs to be returned to the Lessee. The provisions of this Section 3.6 shall control every other provision of this Agreement, anything in such other provisions to the contrary notwithstanding.

         No covenant, agreement, or obligation contained in this Agreement or in the Bonds shall be deemed to be a covenant, agreement, or obligation of any present or future director, member, officer, employee, or agent of the Issuer in his individual capacity, and neither the members of the Issuer nor any officer thereof executing this Agreement or the Bonds shall be liable personally on the Bonds or under this Agreement or be subject to any personal liability or accountability by reason of the issuance, execution, or delivery of the Bonds. No officer, director, member, employee, or agent of the Issuer shall incur any personal liability with respect to any other action taken, or not taken, by him pursuant to this Agreement, the Indenture, or the Act, provided he does not act with malicious intent.

         SECTION 3.7. Disclaimer of Warranties. The Lessee recognizes that since the Project has been or will be acquired, constructed and equipped by the Lessee and by contractors and suppliers selected by the Lessee in accordance with plans and specifications prepared by architects or engineers selected by the Lessee. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION, WORKMANSHIP, OR THE ACTUAL OR DESIGNED CAPACITY OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE LESSEE'S PURPOSES, OR FOR THE PURPOSES SPECIFIED IN THIS AGREEMENT, OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL PAY THE COST TO BE INCURRED IN CONNECTION THEREWITH.

         SECTION 3.8. Taxes, Other Governmental Charges; Utilities. The Lessee shall pay, as the same become due, all taxes, assessments, impositions and governmental charges of any kind whatsoever, general and specific, foreseen and unforeseen, and all water and sewer charges that may be lawfully assessed, levied or imposed on the payments under this Agreement or with respect to the Project. The Lessee shall pay as the same become due all utility and other charges incurred in the operation, maintenance, use and occupancy of the Project and all assessments and charges lawfully made by any governmental body for public improvements to the Project. The Lessee may allow to exist any indebtedness for any such tax, assessment, charge, levy or claim, provided any such tax, assessment, charge, levy or claim is being contested in good faith by appropriate proceedings and the Lessee shall have established and maintained adequate reserves for the payment of the same. Upon the request of the Issuer, the Lessee shall provide the Issuer with proof of payment of all taxes and charges as required under this Section 3.8. The parties understand that if this Lease is in effect on January 1 of any year, the property of the Project, as it exists on that date and which is owned by the Issuer on that date, will be exempt from ad valorem taxes, and in order that the taxing authorities will not be totally deprived of all revenue from the Project, Lessee has entered into the PILOT Agreement, of even date herewith, between the Issuer and the Lessee (the "PILOT Agreement") to pay certain payments in lieu of taxes, the payment of which shall be deemed to be included within the meaning of the word "taxes" as used in this Agreement.

         SECTION 3.9. Insurance. The Lessee shall keep the Project insured against fire and other risks to the extent usually insured against by companies owning and operating similar property, by reputable insurance companies or, at the Lessee's election, with respect to all or any element or unit of the Project, by means of an adequate insurance fund set aside and maintained by it out of its own earnings or in conjunction with other companies through an insurance fund, trust or other agreement. Upon the request of the Issuer, the Lessee shall provide a certificate to the Issuer indicating its insurance coverage. The Lessee, at the expense of the Lessee, throughout the Term, shall cause the following insurance to be carried with respect to the Project:

               (i) public liability insurance insuring the Issuer and the Lessee against liability for personal injury, death, or property damage with respect to the Project, in amounts of $1,000,000 per occurrence and $2,000,000 in aggregate, subject to deductibles per occurrence of not more that $100,000, unless the Issuer agrees in writing to a higher deductible; and

               (ii) worker's compensation insurance as required by law relating to the employees working at the Project.

Such insurance may be provided through a blanket policy. The Lessee will provide the Issuer annually certificates evidencing that the public liability insurance referred to above is in full force and effect.

         SECTION 3.10. Maintenance of the Project. The Lessee shall use, maintain and operate the Project, or cause it to be used, maintained and operated, in good repair, in accordance with all applicable laws, rules and regulations, subject to ordinary wear and tear and obsolescence. The Lessee may make modifications, replacements and renewals of and to the Project as the Lessee shall deem necessary or desirable and that do not adversely affect the value of the Project provided that all such additions, modifications or improvements comply with all applicable Federal, state and local codes.

                                  ARTICLE IV.

                               PAYMENT PROVISIONS

         SECTION 4.1. Repayment of Bonds and Payment of Other Amounts Payable.

         (a) On or before any date that interest on the Bonds is due as set forth in the Indenture, or any date on which principal on the Bonds is due (whether at maturity, upon redemption or otherwise) pursuant to the Indenture, until the principal of and redemption premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Lessee covenants and agrees to pay or to cause to be paid "Basic Rent" in lawful money of the United States of America to the Trustee for deposit in the Bond Fund, a sum (equal to the amount payable on such payment date as principal (whether at maturity, upon redemption or otherwise) of and redemption premium, if any, and interest on the Bonds as provided in the Indenture. All payments made pursuant to this Section shall be made in immediately available funds at the principal corporate trust office of the Trustee during normal banking hours. The Lessee covenants to make all payments required hereby, as and when the same become due.

         In the event that the payment of the principal of and accrued interest on the Bonds is accelerated under Section 9.02 of the Indenture, the Lessee covenants and agrees to pay, or cause to be paid, to the Trustee as provided above Basic Rent in a sum equal to all the principal of and redemption premium, if any, and interest on the Bonds then outstanding.

         Each payment pursuant to this Section shall at all times be sufficient to pay the total amount of principal (whether at maturity, upon redemption or otherwise) of and redemption premium, if any, and interest payable on the Bonds on the date that such payment is due; provided that excess Bond Fund moneys held by the Trustee in the Bond Fund on such date and available to pay principal and interest on the Bonds shall be credited against the payment due on such date. Subject to the provisions of the next succeeding sentence, if at any time the amount held by the Trustee in the Bond Fund should be sufficient (and remain sufficient) to pay at the times required the principal of and redemption premium, if any, and interest on the Bonds then remaining unpaid, the Lessee shall not be obligated to make any further payments under the provisions of this Section. Notwithstanding the provisions of the preceding sentence, if on any date excess Bond Fund moneys held by the Trustee in the Bond Fund are insufficient to make the then required payments of principal (whether at maturity, upon redemption or otherwise) of and redemption premium, if any, and interest on the Bonds on such date, the Lessee shall forthwith pay such deficiency as a payment hereunder.

         (b) The Lessee agrees to pay the reasonable fees, charges and expenses, including reasonable attorneys' fees, of the Trustee, the Remarketing Agent, and any Paying Agent relating to the Bonds, including but not limited to payment for services rendered in enforcing the Indenture and the Agreement.

         (c) The Lessee agrees to pay the Issuer's reasonable costs (including reasonable attorneys' fees) in connection with (i) the authorization, issuance and sale of the Bonds; (ii) prepayment or redemption of the Bonds; and (iii) administrative costs and expenses of the Issuer, including the reasonable fees of attorneys, accountants, engineers, appraisers or consultants, paid or incurred by the Issuer by reason of the Bonds being outstanding or pursuant to requirements of this Agreement. The Lessee agrees to pay the Issuer's issuance fee in connection with its approval of the issuance of the Bonds.

         (d) The Lessee agrees to pay to the Trustee amounts equal to the purchase price of Bonds tendered pursuant to Section 2.14 of the Indenture, such amounts to be paid by the Lessee to the Trustee on the dates such payments are to be made pursuant to the Indenture; provided, however, that the amount of any such payment hereunder shall be reduced by the amount of moneys available for such payment under Sections 12.02(i) and (ii) of the Indenture.

         (e) In the event the Lessee should fail to make, or cause to be made, any of the payments required in this Section, the item or installment so in default shall continue as an obligation of the Lessee until the amount in default shall have been fully paid.

         (f) In order to provide for the payments required in subsections (a) and (d) of this Section, the Lessee shall cause to be delivered to the Trustee a Letter of Credit simultaneously with the original issue and delivery of the Bonds, and hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to make any payments of principal and purchase price of, and interest on the Bonds as and when the same become due. The Lessee shall receive as a credit against its obligations to make the payments described in subsection
(a) and (d) of this Section all payments made through draws under the Letter of Credit and all other amounts described in Section 4.01 of the Indenture.

         SECTION 4.2. No Defense or Set-off-Unconditional Obligation. The obligations of the Lessee to make the payments required in Section 4.1 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any right of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee, and the Lessee shall pay during the term of this Agreement the payments to be made as prescribed in Section 4.1 and all other payments required hereunder free of any deductions and without abatement, diminution or set-off; and until such time as the principal of and redemption premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Lessee: (i) will not suspend or discontinue any payments provided for in Section 4.1 hereof;
(ii) will perform and observe all of its other agreements contained in this Agreement; and (iii) except as provided in Article VII hereof, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, failure to complete the Project, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or the State or any political subdivision of either of them, or any failure of the Issuer or the Trustee to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture.

         SECTION 4.3. Assignment of Issuer's Rights. As security for the payment of the Bonds, the Issuer will assign to the Trustee the Issuer's rights under this Agreement (except for the Issuer's rights under Sections 3.8, 4.1(c), 6.4,
6.6 and 8.5 hereof and any rights of the Issuer to receive notices, certificates, or other communications hereunder or to give its consent hereunder) including the right to receive payments of Basic Rent hereunder and the proceeds thereof, and hereby directs the Lessee to make said payments, or to cause said payments to be made, directly to the Trustee. The Lessee herewith assents to such assignment and will make payments, or cause payments to be made, directly to the Trustee. Such assigned rights and remedies shall be exercised by the Trustee, subject to the provisions of the Indenture.

EXCEPT AS RESERVED IN THIS SECTION 4.3, THIS AGREEMENT HAS BEEN ASSIGNED TO THE TRUSTEE. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM THE TRUSTEE AT ITS OFFICE IN WILSON, NORTH CAROLINA.

         SECTION 4.4. Letter of Credit. The Lessee shall provide for the payment of amounts due under Section 4.1(a) and (d) by delivery to the Trustee on the date of initial authentication and delivery of the Bonds of a Letter of Credit in favor of the Trustee and for the benefit of the holders of the Bonds (other than Bonds held by the Lessee or pledged to the Bank). The Lessee shall be entitled to provide a Substitute Letter of Credit under certain circumstances as provided in the Indenture. Any extension of the Letter of Credit shall be for at least one year or, if less, the fifteenth day after the maturity date of the Bonds.

                                   ARTICLE V.

                      DAMAGE, DESTRUCTION AND CONDEMNATION

         SECTION 5.1. Parties to Give Notice. In case of any material damage to or destruction of any part of the Project, the Lessee shall give prompt notice thereof to the Issuer and the Trustee. In case of a taking of all or any part of the Project or any right therein under the exercise of the power of eminent domain or any loss thereof because of failure of title thereto or the commencement of any proceedings or negotiations which might result in such a taking or loss, the party upon which notice of such taking is served shall give prompt notice to the other and to the Trustee. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

         SECTION 5.2. Damage and Destruction. Unless the Lessee terminates this Agreement and prepays the Basic Rent pursuant to Article IX, and subject to the terms and conditions of the Credit Agreement, if all or any part of the Project is destroyed or damaged by fire or other casualty, the Lessee shall be obligated to continue to make payments of Basic Rent as required hereunder and, if feasible, shall promptly replace, repair, rebuild, or restore the property damaged or destroyed to substantially its same condition as prior to such damage or destruction, with such alterations and additions as the Lessee may determine and as will not impair the capacity or character of the Project for the purpose for which it is then being used or is intended to be used. Insurance proceeds to be used for such purpose shall be paid to the Trustee and held in the Project Fund pending disbursement. If the insurance proceeds exceed the cost of such repair, rebuilding, restoration or replacement, the excess shall be transferred to the Bond Fund and used to retire or defease bonds.

         SECTION 5.3. Condemnation and Loss of Title. Unless the Lessee terminates this Agreement and prepays the Basic Rent pursuant to Article IX, and subject to the terms and conditions of the Credit Agreement, if before the Completion Date title to or the temporary use of all or any part of the Project shall be taken under the exercise of the power of domain (or sold under threat of condemnation), the Lessee shall be obligated to continue to make the Basic Rent payments required hereby. The Lessee shall cause the Net Proceeds from any such condemnation award to be applied to the restoration of the Project affected by the taking to substantially its same condition as prior to the exercise of such power of eminent domain with such repairs and replacements as the Lessee may determine and as will not impair the capacity or character of the Project for the purpose for which it is then being used or is intended to be used. Condemnation proceeds to be used for such purpose shall be paid to the Trustee and held in the Project Fund pending disbursement. If the condemnation proceeds exceed the cost of such repair, rebuilding, restoration or replacement, the excess shall be transferred to the Bond Fund and used to retire or defease the Bonds.

                                  ARTICLE VI.

                        SPECIAL COVENANTS AND AGREEMENTS

         SECTION 6.1. Maintenance of Existence. The Lessee agrees that it will maintain its corporate existence and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it, except the Lessee may, without violating the foregoing and subject to the conditions below, consolidate with or merge into another Person, or permit one or more other Persons to consolidate with or merge into it, or transfer all or substantially all of its assets to another Person (and thereafter dissolve or not dissolve as it may elect) if the Person surviving such merger or resulting from such consolidation, or the entity to which all or substantially all of the assets of the Lessee are transferred, as the case may be: (i) shall be a domestic corporation or other business entity organized under the laws of the United States of America, the District of Columbia or one of the states of the United States, and (ii) shall assume in writing all of the obligations of the Lessee hereunder. Notwithstanding the foregoing, the Lessee may at any time permit any wholly owned subsidiary to merge into it without violating this Section. The Lessee shall not sell or lease the Project or any part thereof except in accordance with Article VII hereof.

         As conditions of any such merger, consolidation or asset transfer: (a)
(i) if a Letter of Credit is in effect, the Bank shall consent to such merger, consolidation or asset transfer and shall expressly ratify and affirm that the Letter of Credit remains in full force and effect or (ii) if no Letter of Credit is in effect, the holders of at least two-thirds in aggregate principal amount of Bonds then Outstanding shall consent to such merger, consolidation or asset transfer; (b) the surviving entity shall preserve and keep in full force and effect all licenses and permits necessary to the proper conduct of its business;
(c) the Lessee shall obtain and deliver to the Issuer, the Trustee and the Bank an opinion of Bond Counsel to the effect that the proposed transaction will not adversely affect the exclusion from gross income of interest on the Bonds for Federal income tax purposes; and (d) the Lessee shall notify the Trustee and the Issuer of the name and address of the Person surviving such merger or consolidation or acquiring such assets, as the case may be.

         SECTION 6.2. Reserved.

         SECTION 6.3. Project List. The Lessee shall maintain at the Project site a list setting forth in reasonable detail all items constituting the Project.

         SECTION 6.4. Inspection of Project. The Issuer, the Trustee and their duly authorized agents shall have the right at all reasonable times during normal business hours to enter upon any part of the Project and to examine and inspect the same as may be reasonably necessary for the purpose of determining whether the Lessee is in compliance with its obligations under Section 3.10 hereof or in the event of failure of the Lessee to perform its obligations under
Section 3.10 hereof, and the Issuer, the Trustee and their duly authorized agents shall also have the right at all reasonable times, upon appropriate prior notice to the Lessee, to examine the books and records of the Lessee with respect to the Project for the purpose of making examinations and inspections of the same.

         SECTION 6.5. Use of Proceeds; Other Matters with Respect to Project, Bonds and Tax Exemption.

         (a) Use of Proceeds; Prohibited Uses of Project, etc. The Lessee shall not cause any proceeds of the Bonds to be expended, except pursuant to the Indenture and this Agreement. The Lessee shall not (i) requisition or otherwise allow payment out of proceeds of the Bonds (A) if such payment is to be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition, provided that this clause (A) shall not apply to any building (and the equipment purchased as a part thereof, if any,) if the "rehabilitation expenditures", as defined in Section 147(d) of the Code, with respect to the building or equipment equal or exceed 15% of the portion of the cost of acquiring the building (including any such equipment) financed with the net proceeds of the Bonds, (B) if, as a result of such payment, 25% or more of the proceeds of the Bonds and interest accrued thereon would be considered as having been used directly or indirectly for the acquisition of land (or an interest therein), (C) if, as a result of such payment, less than 95% of the net proceeds of the Bonds and interest accrued thereon would be considered as having been used for costs of the acquisition, construction, or reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of
Section 144(a)(1)(A) of the Code ("Qualifying Costs"), (D) if such payment is used to pay issuance costs (including counsel fees and underwriting and placement fees) of the Bonds in excess of an amount equal to 2% of the principal amount of the Bonds; (ii) take or omit, or permit to be taken or omitted, any other action with respect to the use of such proceeds the taking or omission of which has or would result in the loss of the exclusion of interest on the Bonds from gross income of the owners thereof for Federal income tax purposes; or
(iii) take or omit, or permit to be taken or omitted, any other action the taking or omission of which has or would cause the loss of such exclusion. Without limiting the generality of the foregoing, the Issuer and the Lessee will not use the proceeds of the Bonds, or permit such proceeds to be used directly or indirectly, for the acquisition of land (or an interest therein) to be used for farming purposes, or to provide (x) any facility the primary purpose of which is retail food and beverage services or automobile sales or service, (y) any airplane, skybox or other private luxury box, any facility primarily used for gambling, any store the principal business of which is the sale of alcoholic beverages for consumption off premises, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any hand ball or racquet ball court), hot tub facility, suntan facility, or race track, or (z) single or multi-family residences. The Lessee shall not permit the use of the Project by any person to whom any part of the aggregate authorized face amount of the Bonds would be allocated pursuant to Section 144(a)(10) of the Code if the amount so allocated when increased as provided in Section 144(a)(10) of the Code would exceed $40,000,000.

         (b) Commencement of Construction; First Users. The Lessee hereby represents that the Lessee will not requisition any amounts from the proceeds of the Bonds to pay costs incurred before the date of issuance of the Bonds and paid more than 60 days prior to the date of "official intent" of the Issuer within the meaning of Section 150 of the Code, which took place on May 13, 2003. No person, firm or corporation who was a "substantial user" of the Project (within the meaning described in such term under Section 144(a) of the Code) before the date of issuance of the Bonds and who was or will be a "substantial user" of the Project following its being placed in service, has received or will receive, directly or indirectly, any proceeds from the issuance and sale of the Bonds.

         (c) Economic Life of Project. The Lessee hereby represents that the "average reasonably expected economic life" of the components comprising the Project, determined pursuant to Section 147(b) of the Code, is not less than the amount set forth in the certificates or letters of representation of the Lessee delivered on the Closing Date. The weighted average maturity of the Bonds does not exceed 120% of the remaining "average reasonably expected economic life" of the components comprising the Project, determined pursuant to Section 147(b) of the Code. The Lessee agrees that it will not make any changes in the Project which would, at the time made, cause the "average reasonably expected economic life" of the components of the Project, determined pursuant to Section 147(b) of the Code, to be less than the weighted average maturity of the Bonds.

         (d) Certificate of Information; Internal Revenue Service Form 8038. The Lessee hereby represents that the information contained in the certificates or letters of representation of the Lessee with respect to the compliance with the requirements of Section 103 and Sections 141 through 150 of the Code, including the information in Internal Revenue Service Form 8038 (excluding the issue number and the employer identification number of the Issuer), filed by the Issuer with respect to the Bonds and the Project, is true and correct in all material respects. The Lessee shall bear all expenses of filling out and filing such form.

         (e) Use by United States of America or its Agencies. The Lessee has not permitted and shall not permit the Project to be used or occupied, other than as a member of the general public in any manner for compensation by the United States of America or an agency or instrumentality thereof, including any entity with statutory authority to borrow from the United States of America (in any case within the meaning of Section 149(b) of the Code), unless, with respect to any future use of the Project, the Lessee shall deliver to the Trustee an opinion of Bond Counsel in form and substance satisfactory to the Trustee to the effect that such use will not impair the exclusion of interest on the Bonds from gross Federal income of the owners thereof for Federal income tax purposes.

         (f) Other Bonds to be Issued. During the period commencing on the date of the issuance of the Bonds and ending 30 days after the date of issuance thereof, there shall be issued no "private activity bonds," as defined in
Section 141 of the Code, which are guaranteed or otherwise secured by payments to be made by the Lessee or any "related person" (or group of "related persons"), unless the Lessee shall deliver to the Trustee an opinion of Bond Counsel in form and substance satisfactory to the Trustee to the effect that the issuance of such "private activity bonds" will not impair the exclusion of interest on the Bonds from Federal income of the owners thereof for Federal income tax purposes. Except for the Lessee or any "related person" (or group of "related persons"), no Person has (1) guaranteed, arranged, participated in, assisted with or paid any portion of the cost of the issuance of the Bonds, or
(2) provided any property or any franchise, trademark or trade name (within the meaning of Section 1253 of the Code) which is to be used in connection with the Project.

         (g) Limit on Amount of Bonds; 144(a)(4) Election; Reports. The Lessee represents that on the date of the issuance of the Bonds outstanding obligations do not exist that will cause the "aggregate face amount" of the Bonds allocated to any "test-period beneficiary," as defined in Section 144(a)(10) of the Code, when increased by such obligations as provided in Section 144(a)(10) of the Code, to exceed $40,000,000. The Lessee and, at the direction of the Lessee, the Issuer shall file any reports or statements and take any other action as may be required from time to time with respect to the qualification of the Bonds as an exempt small issue within the meaning of Section 144(a) of the Code. The Issuer hereby elects to have the provisions of Section 144(a)(4) of the Code apply to the Bonds.

         (h) Covenant to Maintain Tax Exemption. The Issuer and the Lessee hereby covenant and agree on their own behalf that they shall not (knowingly, in the case of the Issuer) take any action, cause any action to be taken, omit to be taken any action or cause any omission to occur which would cause the interest on the Bonds to become includable in the gross income of the recipients thereof for Federal income tax purposes. Promptly after the Lessee first becomes aware of any Determination of Taxability of the Bonds or an event that could trigger such a Determination of Taxability, the Lessee shall give written notice thereof to the Issuer, the Bank and the Trustee.

         SECTION 6.6. Indemnification by Lessee. The Lessee shall indemnify and hold harmless the Issuer, the board of directors of the Issuer (the "Governing Board"), the Trustee, and their respective officers, directors, members, employees, attorneys, and agents (each an "Indemnified Party" and collectively, the "Indemnified Parties") from:

         (a) any liability, cost, or expense in the administration of the Bonds, the Indenture, this Agreement, and any other instrument or agreement related thereto and hereto and the obligations imposed on an Indemnified Party thereby and hereby;

         (b) any or all liability or loss, cost, or expense, including reasonable attorneys' fees, resulting from or arising out of any loss or damage to property or any injury to or death of any person occurring on or about the Project site or resulting from any defect in the fixtures, machinery, equipment, or other property located on the Project site, or arising out of, pertaining to, or having any connection with, the Project or the financing thereof (whether or not arising out of acts, omissions, or negligence of the Lessee or any of its agents, contractors, servants, employees, licensees, lessees, or assignees); and

         (c) any or all liability or loss, cost, or expense, including reasonable attorneys' fees, arising out of or in connection with, or pertaining to the issuance, sale, or delivery of the Bonds, including, but not limited to, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, or any applicable state securities laws, but such indemnity for securities liabilities shall be subject to the limitations that (i) such indemnity shall not have been determined by a binding legal precedent to be void as contrary to public policy and such indemnity for securities liability shall not include any liability or loss, cost, or expense including attorneys' fees if determined to be so void; (ii) nothing in this Agreement shall be deemed to prejudice the Lessee's rights against any placement agent or underwriter or against the Remarketing Agent or any party other than an Indemnified Party; and
(iii) the Lessee shall not be liable for any representations made with respect to the Issuer, the Bank, or the Remarketing Agent.

         Notwithstanding the fact that it is the intention of the parties hereto that none of the Indemnified Parties shall incur any pecuniary liability by reason of the terms of this Agreement, the Indenture, any related agreements, or the undertakings required of the Issuer and the Trustee hereunder and thereunder by reason of the issuance and sale of the Bonds, the execution of documents relating to the Bonds, or the performance of any act requested of the Issuer or the Trustee by the Lessee, including all claims, liabilities, or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing, if an Indemnified Party shall incur any such pecuniary liability, then in such event the Lessee shall indemnify and hold the Indemnified Party harmless against all claims by or on behalf of any person, firm, or corporation or other legal entity arising out of the same and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon. Upon notice from an Indemnified Party in any such action or proceeding the Lessee shall have complete and final control over the defense and settlement of any such action the Lessee so assumes. If called upon to provide indemnity under this Section 6.6, the Lessee shall be subrogated to the rights of the Indemnified Party.

         The indemnity specified in this Section 6.6 shall not relieve any Indemnified Party for damages that result from negligence or willful misconduct on the part of such Indemnified Party seeking such indemnity. This indemnification covenant shall be in addition to any heretofore extended by the Lessee to any Indemnified Party and shall survive the termination of this Agreement with respect to liability arising out of any event or act occurring prior to such termination. The Issuer may require advance payment or assurance of payment for any fees, expenses, or costs incurred or expected to be incurred by it in connection with the performance of any act or thing it may be called upon to do under the term of this Agreement. The foregoing sentence does not apply to the Issuer's obligations set forth in Sections 3.3 or 4.3 hereof.

         If any action, suit or proceeding is brought against any Indemnified Party for any loss or damage for which the Lessee is required to provide indemnification under this Section, such Indemnified Party shall promptly notify the Lessee and the Lessee shall have the sole right and duty to assume, and shall assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion. Notwithstanding the foregoing, in the event the Indemnified Party is the Issuer, in the event the Issuer reasonably believes there are defenses available to it that are not being pursued, the Issuer may, in its sole discretion, hire independent counsel to pursue its own defense, and the Lessee shall be liable for the cost of such counsel. The obligations of the Lessee under this Section shall survive any termination of this Agreement.

         Notwithstanding the foregoing, if a court of competent jurisdiction determines that any of the provisions of this Section violate O.C.G.A. Section 13-8-2 and are applicable to this Agreement, the indemnity contained in this Agreement shall not extend to any indemnification which is prohibited by O.C.G.A. Section 13-8-2.

         SECTION 6.7. Qualification of Lessee in the State. The Lessee agrees that throughout the term of this Agreement it will be qualified to do business in the State of Georgia.

         SECTION 6.8. Permits or Licenses. In the event that it may be necessary for the proper performance of this Agreement on the part of the Lessee or the Issuer that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Lessee or the Issuer, the Lessee and the Issuer each shall, upon the request of either, execute such application or applications.

         SECTION 6.9. Recording and Filing; Other Instruments.

         (a) The Lessee shall cause all necessary UCC financing statements (including continuation statements), if any, to be recorded and filed in such manner and in such places as may be required by law to fully preserve and protect the Trust Estate of the Holders and the rights of the Trustee and to perfect the security interest created by the Indenture.

         (b) The Lessee covenants that it will cause continuation statements to be filed as required by law in order fully to preserve and to protect the rights of the Trustee or the Issuer in the assignment of certain rights of the Issuer under this Agreement and otherwise under the Indenture.

         (c) The Lessee and the Issuer shall execute and deliver all instruments and shall furnish all information and evidence deemed necessary or advisable in order to enable the Lessee to fulfill its obligations as provided in Section 6.9(b). The Lessee shall file and re-file and record and re-record or shall cause to be filed and re-filed and recorded and re-recorded all instruments required to be filed and re-filed and recorded or re-recorded and shall continue or cause to be continued the liens of such instruments for so long as any of the Bonds shall be Outstanding.

         SECTION 6.10. Arbitrage Covenant. The Issuer and the Lessee covenant that no use of the proceeds of the Bonds or the earnings thereon will knowingly be made or directed, and no other action will be taken, which would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code. The Lessee further covenants that (a) all actions with respect to the Bonds required by Section 148(f) of the Code shall be taken, (b) it shall make the determinations required by Section 148(f) of the Code at its own expense and promptly notify the Trustee and the Issuer of the same, together with supporting calculations, and (c) it shall within forty-five (45) days after the final payment, whether upon redemption in whole or at maturity, of the Bonds, file with the Trustee, and, at the request of the Issuer, with the Issuer, a statement signed by the Lessee to the effect that the Lessee is then in compliance with its covenants contained in clauses (a) and (b) of this sentence, together with supporting calculations; provided, however, that if the Lessee shall furnish an opinion of Bond Counsel to the Trustee and the Issuer to the effect that no further action by the Lessee is required for such compliance with respect to the Bonds, the Lessee shall not thereafter be required to deliver any such statements or calculations. Notwithstanding the foregoing, the Lessee shall
(i) take such steps and provide such information to the Issuer as may be required by the Issuer for it to meet any requirements (relating to rebate or otherwise) required by the Code, the Internal Revenue Service, or any other Federal or state government agency, and (ii) retain the records of any such statements or calculations regarding rebate for six (6) years after retirement of the last obligation of the Bonds as required by Section 148 of the Code.

         SECTION 6.11. Reference to Bonds Ineffective after Bonds Paid. Upon payment of the Bonds and upon payment of all obligations under this Agreement, all references in this Agreement to the Bonds and the Trustee shall be ineffective, and neither the Trustee, the Issuer nor the holders of any of the Bonds shall thereafter have any rights hereunder except as provided in Section 6.6 hereof and except with regard to payments of costs and expenses of the Trustee and the Issuer by the Lessee.

         SECTION 6.12. Notification of a Bankruptcy Filing or Event of Default. The Issuer and the Lessee shall each notify the other, the Bank, and the Trustee within five Business Days after either of them receives notice that an Event of Bankruptcy has occurred with respect to the Lessee or the Issuer, or after either of them becomes aware that an Event of Default (as defined in Article
VIII) has occurred.

         SECTION 6.13. Obligations Under Indenture. The Lessee covenants and agrees to perform all of the obligations imposed on the Lessee under the Indenture.

         SECTION 6.14. Undertaking to Provide Continuing Disclosure. The Issuer covenants to comply with Securities and Exchange Commission Rule 15c2-12, as amended ("SEC Rule 15c2-12") to the extent applicable. The Lessee covenants to furnish all information requested by the Issuer to comply with such SEC Rule 15c2-12. Notwithstanding any provisions in the Indenture to the contrary, no conversion to a Fixed Rate shall be permitted unless the Trustee, the Issuer and the Remarketing Agent shall have received, at least two (2) Business Days prior to the proposed Conversion Date, a copy of a continuing disclosure agreement imposing obligations upon the Lessee, the Trustee or any other responsible party to comply with the regulations of SEC Rule 15c2-12, as it may be amended or supplemented from time to time, with respect to the Bonds, together with such disclosure documents as the Remarketing Agent shall require in order to comply with such Rule.

         SECTION 6.15. No Control of Bank. The Bank does not control, either directly or indirectly through one or more intermediaries, the Lessee. Likewise, the Lessee does not control, either directly or indirectly, through one or more intermediaries, the Bank. "Control" for this purpose has the meaning given to such term in Section 2(a)(9) of the Investment Company Act of 1940, as amended and as interpreted by the Securities and Exchange Commission. (Under Section 2(a)(9), "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. Any Person who does not own more than 25% of the voting securities of any company shall be presumed not to control such company.) The Lessee will provide written notice to the Trustee and the Remarketing Agent thirty (30) days prior to, where reasonable, and not more than thirty days subsequent to the consummation of any transaction that would result in the Lessee controlling or being controlled by the Bank.

                                  ARTICLE VII.

                         ASSIGNMENT, LEASING AND SELLING

         SECTION 7.1. Conditions. All or a portion of the rights, duties and obligations of the Lessee under this Agreement may be assigned by the Lessee and the Project may be subleased as a whole or in part by the Lessee; provided that:

               (i) in the case of a sublease, Lessee shall remain obligated hereunder; and

               (ii) in the case of an assignment, the assignee assumes the Lessee's obligations hereunder in writing, and thereafter the Lessee shall not be released from its obligations hereunder and Lessee and its assignee shall thereafter be jointly and severally liable for the performance of the Lessee's obligations hereunder unless (i) the Issuer consents in writing to such release (which consent shall not unreasonably be withheld, conditioned or delayed) and
(A) if a Letter of Credit is in effect at the time of such assignment, the Bank consents in writing to such release and verifies that the transaction will not affect the liability of the Bank under the Letter of Credit or (B) if no Letter of Credit is in effect at the time of such assignment, the Holders of at least two-thirds in aggregate principal amount of the Bonds then Outstanding consent in writing to such assignment.

Notwithstanding the foregoing, no assignment or sublease shall be permitted unless the Lessee shall deliver an opinion of Bond Counsel to the effect that the sublease or assignment and any release of the Lessee from its obligations hereunder will not cause interest on the Bonds to be includable in the gross income of the Holders thereof for purposes of Federal income taxation.

         SECTION 7.2. Instrument Furnished to Trustee. The Lessee shall, within fifteen (15) days after the delivery thereof, furnish to the Issuer, the Trustee and the Bank, if any, a true and complete copy of the agreements or other documents effectuating any such assignment, lease or sale. In addition, prior to the effective date of such transfer, Lessee shall deliver to the Issuer, the Trustee and the Bank an opinion of Bond Counsel to the effect that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the Holders thereof for Federal income tax purposes.

         SECTION 7.3. Limitation. This Agreement shall not be assigned nor shall the Project be leased or sold, in whole or in part, except as provided in this
Article VII or in Section 6.1 hereof.

                                 ARTICLE VIII.

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.1. Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an "Event of Default":

         (a) Failure by the Lessee to pay when due any payment required to be made under Section 4.1(a) and (d) hereof, which failure shall have resulted in an "Event of Default" under clause (a), (b) or (c) of Section 9.01 of the Indenture.

         (b) Failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Agreement, other than as referred to in Section 8.1(a) above, which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Lessee by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted by the Lessee within the applicable period and is being diligently pursued.

         (c) The dissolution or liquidation of the Lessee or the filing by the Lessee of a voluntary petition in bankruptcy, or failure by the Lessee promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry out its obligations under this Agreement, or the entry of an order of relief in any involuntary bankruptcy proceedings against the Lessee, or an assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Lessee in any proceeding for its reorganization instituted under the provisions of any bankruptcy act, or under any similar act which may hereafter be enacted. The term "dissolution or liquidation of the Lessee," as used in this subsection, shall not be construed to include the cessation of the existence of the Lessee resulting either from a merger or consolidation of the Lessee into or with another corporation or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 6.1 hereof.

         SECTION 8.2. Force Majeure. The provisions of Section 8.1(b) hereof are subject to the following limitation: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or other acts of any kind of the Government of the United States or of the State, or any other sovereign entity or body politic, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes, volcanoes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions, breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Lessee, the Lessee is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under Sections 4.1, 6.1, 6.5, 9.3 and 9.5 hereof, the Lessee shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Lessee agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Lessee, and the Lessee shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Lessee unfavorable to the Lessee.

         SECTION 8.3. Remedies on Default. Whenever any Event of Default hereunder shall have happened and be continuing, any one or more of the following remedial steps may be taken:

         (a) The Issuer with the prior consent of the Trustee, or the Trustee, may at its option, and shall, if acceleration occurs or is declared pursuant to
Section 9.02 of the Indenture, declare all unpaid amounts payable under this Agreement, together with interest then due thereon, to be immediately due and payable, whereupon the same shall become due and payable.

         (b) The Issuer with the prior consent of the Trustee, or the Trustee, may take any action at law or in equity to collect the payments then due and thereafter to come due hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Agreement.

Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

         In case any proceeding taken by the Issuer or the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Issuer or the Trustee, then and in every case the Issuer and the Trustee shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Issuer and the Trustee shall continue as though no such proceeding has been taken.

         SECTION 8.4. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article.

         SECTION 8.5. Agreement to Pay Attorneys' Fees and Expenses. In the event the Lessee should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Lessee contained herein, the Lessee agrees that it will on demand therefor pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other reasonable expenses so incurred. In the event the Lessee fails to pay such amount, the Trustee may, to the extent of funds available under the Indenture, pay such fees and expenses. To the extent the funds are insufficient to pay all of the reasonable fees and expenses, the Trustee is authorized to pay such fees and expenses of the Issuer and Trustee pro rata.

         SECTION 8.6. Waiver of Breach. In the event that any agreement contained herein shall be breached by either the Lessee or the Issuer and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the Issuer's rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Lessee without the consent of the Trustee, and the Trustee may exercise any of the rights of the Issuer hereunder.

                                   ARTICLE IX.

                                   PREPAYMENTS

         SECTION 9.1. Optional Prepayments. The Lessee shall have, and is hereby granted, the option to prepay all or any portion of the Basic Rent in an amount sufficient to provide for the redemption of the Bonds, in whole or in part, at any time by taking the actions required by the Indenture (i) to discharge the lien thereof through the redemption, or provision for payment or redemption of all Bonds then outstanding or (ii) to effect the redemption, or provision for payment or redemption, of less than all Bonds then outstanding, pursuant to
Section 301(a) or 3.01(b) of the Indenture.

         SECTION 9.2. Extraordinary Optional Prepayments. The Lessee shall have, and is hereby granted, the option to prepay all or any portion of the Basic Rent in an amount sufficient to provide for the redemption of the

Bonds in whole, or in certain circumstances in part, together with interest thereon to the date of redemption of the Bonds, at any time by taking the actions required by the Indenture for the redemption of all or a portion of the Bonds then outstanding, on the occurrence of any of the events set forth in
Section 3.01(c) of the Indenture.

         SECTION 9.3. Procedure to Exercise Options. To make a prepayment pursuant to Sections 9.1 or 9.2, the Lessee shall give written notice not less than 45 days from the date any Bonds are to be redeemed from such prepayment to the Issuer and the Trustee and which shall specify therein the principal amount to be prepaid and the date or dates on which the prepayment is to occur. If made pursuant to Section 9.2 such prepayments of Basic Rent shall be in the amount, which together with any other funds held by the Trustee for such purpose, are sufficient to retire or defease all of the Bonds or, if made pursuant to Section 9.1, in the amount which, together with any other funds held by the Trustee for such purpose, are sufficient to retire or defease the portion of the Bonds that are to be retired or defeased (which shall not be less than a bond in a Minimum Denomination). In addition, the Lessee shall make such additional payments as shall be necessary to pay any redemption premium on the Bonds in connection with such redemption and accrued interest on the Bonds to be redeemed to the date selected for redemption.

         SECTION 9.4. Mandatory Prepayment. In the event of a Determination of Taxability, the Lessee shall be required to prepay in full the Basic Rent in an amount sufficient to provide for the redemption of the Bonds as described in
Section 3.01(d) of the Indenture, on the date selected by the Lessee, which date shall be not more than ninety (90) days after the Lessee shall have received from the Trustee written notice of the occurrence of the Determination of Taxability.

         SECTION 9.5. Relative Priorities. The obligations of the Lessee under
Section 9.4 shall be and remain superior to the rights, obligations and options of the Lessee under Sections 9.1 and 9.2.

         SECTION 9.6. Prepayment to Include Fees and Expenses. Any prepayment or purchase under this Article shall also include any expenses of prepayment or purchase, as well as all expenses and costs provided for herein.

                                   ARTICLE X.

                                  MISCELLANEOUS

   SECTION 10.1. Notices. Except as otherwise provided in this Agreement, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, to the Issuer, the Lessee, the Trustee, the Bank or the Remarketing Agent. Facsimiles of each notice, certificate or other communication given hereunder to the Lessee shall, in addition to mailing, be telecopied to the Lessee, and copies of each notice, certificate or other communication given hereunder by or to the Lessee shall be mailed by registered or certified mail, postage prepaid, to the Trustee and the Bank; provided, however, that the effectiveness of any such notice shall not be affected by the failure to telecopy any such facsimiles or to send any such copies. Notices, certificates or other communications shall be sent to the following addresses:

        Lessee:              Absorption Corp.
                             6960 Salashan Parkway
                             Ferndale, WA 98248
                             Attention: David H. Thompson, CFO
                             Telephone:  (360) 734-7415 (ext. 3014)
                             Facsimile: (360) 671-1188

        with a copy to:      Seyfarth Shaw LLP
                             1545 Peachtree St. N.E.-- Suite 700
                             Atlanta, Georgia 30309
                             Attention: Daniel M. McRae
                             Telephone: (404) 888-1883
                             Facsimile: (404) 892-7056

        Bank:                Branch Banking and Trust Company
                             201 2nd Street
                             Macon, Georgia 31201
                             Attention:  Daniel L. Smith, Sr. VP
                             Telephone:  (487) 722 -7365
                             Facsimile: (478) 722-7293

        Issuer: Wayne County Industrial Development Authority 124 Northwest Broad Street
                             P O Box 70
                             Jesup, GA  31598
                             Fax. 912-427-2778
                             Attention:  Heather Altman
                             Telephone: Toll Free (888) 224-5983
                             Facsimile: 912-427-2778



        Trustee:             Branch Banking and Trust Company, as Trustee
                             223 West Nash Street
                             Wilson, North Carolina 27894
                             Attention:  Corporate Trust Services
                             Telephone: (252) 246-4116
                             Facsimile: (252) 246-4303

        Remarketing Agent:   Scott & Stringfellow, Inc. t/a BB&T Capital Markets
                             2 South Ninth Street, 2nd Floor
                             Mail Code 306-81-01-00
                             Richmond, Virginia 23219
                             Attention: Kim Smith
                             Telephone: (804) 649-3978
                             Facsimile: (804) 649-3933

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         SECTION 10.2. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

         SECTION 10.3. Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; except that, to the extent that this Agreement shall constitute personal property under the Uniform Commercial Code of Georgia, no security interest in this Agreement may be created or perfected through the transfer or possession of any counterpart of this Agreement other than the original counterpart, which shall be the counterpart containing the receipt therefor executed by the Trustee following the signatures to this Agreement.

         SECTION 10.4. Amounts Remaining in Bond Fund. It is agreed by the parties hereto that after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), (ii) the fees, charges and expenses of the Trustee and any Paying Agent in accordance with the Indenture, (iii) all amounts owing to the Bank under the Credit Agreement, and (iv) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in the Bond Fund shall belong to and be paid by the Trustee to the Lessee.

         SECTION 10.5. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to payment in full of the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be effectively amended, changed, modified, altered or terminated nor any provision waived, without the written consent of the Trustee.

         SECTION 10.6. Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Georgia.

         SECTION 10.7. Authorized Lessee Representative. An Authorized Lessee Representative shall act on behalf of the Lessee whenever the approval of the Lessee is required or the Lessee requests the Issuer to take some action, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither the Issuer nor the Lessee shall have any complaint against the other or against the Trustee as a result of any such action taken at the direction of the Authorized Lessee Representative.

         SECTION 10.8. Term of the Agreement. This Agreement shall be in full force and effect from the date hereof and shall continue in effect so long as any Bonds are outstanding or the Trustee shall hold any moneys under Article X of the Indenture, whichever is later. All representations and certifications by the Lessee as to all matters affecting the tax-exempt status of the Bonds shall survive the termination of this Agreement.

         SECTION 10.9. No Personal Liability. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, attorney, or employee of the Issuer or the Lessee in his individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

         SECTION 10.10. Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Lessee and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement; provided, however, that any obligation of the Issuer created by or arising out of this Agreement shall be payable solely out of the revenues derived from this Agreement or the sale of the Bonds or income earned on invested funds as provided in the Indenture and shall not constitute, and no breach of this Agreement by the Issuer shall impose, a pecuniary liability upon the Issuer or a charge upon the Issuer's general credit.

         SECTION 10.11. Notice to Rating Agency. Notice of the occurrence of any of the following shall be given by the Lessee to the Rating Agency as early as practicable: (i) the resignation or removal of the Trustee or the Remarketing Agent and the appointment of a successor thereto; (ii) any material change in the Indenture, this Agreement, the Letter of Credit or the Credit Agreement;
(iii) the expiration, termination, substitution or extension of the Letter of Credit; (iv) the conversion of an Interest Rate Determination Method; and (v) a redemption or defeasance of the Bonds.

         SECTION 10.12. Applicability of Agreement to Trustee. The Lessee and the Issuer agree that the Trustee shall be entitled to enforce and to benefit from the terms and conditions of this Agreement that relate to it, including without limitation Section 6.6, notwithstanding the fact that it is not a signatory hereto and notwithstanding the provisions of Section 10.10.

         SECTION 10.13. Reasonable Attorneys' Fees. Whenever the phrase "reasonable attorneys' fees" is used herein, including without limitation
Section 6.6, it shall mean that attorneys' fees are limited to the usual and customary rate for attorneys in such attorneys' geographical area and shall be limited to the hours actually expended for those services.



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                                       20

         IN WITNESS WHEREOF, the Issuer and the Lessee have caused this Agreement to be executed in their respective corporate names by their respective duly authorized officers, all as of the date first above written.



                                     WAYNE COUNTY INDUSTRIAL
                                     DEVELOPMENT AUTHORITY



                                     By:          /s/ M. Whittington
                                          --------------------------------------
                                               Mickey Whittington, Chairman



                                     ATTEST:

                                                  /s/ Sybil Lynn
                                     -------------------------------------------
                                                Sybil Lynn, Secretary

                                     (SEAL)




                                     ABSORPTION CORP.





                                     By:            /s/ Doug Ellis
                                          --------------------------------------

                                     Name: Douglas E. Ellis

                                     Title: President



                                     (SEAL)



                                     ATTEST:



                                                /s/ David Thompson
                                     -------------------------------------------

                                     Name:  David H. Thompson

                                     Title:  Secretary




                       [signature page to Lease Agreement]

                                    EXHIBIT A

                             DESCRIPTION OF PROJECT

         The Project consists of the land described below, a building and the renovation and expansion thereof, or the construction of a new building, and new and used equipment, which is to be used for the manufacture of absorption products.

                         (Tract 1, Tract 2 and Tract 3)

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 24, 3rd Land District, originally Appling now Wayne County, Georgia, containing 14.11 acres, as shown on that certain Survey Plat for Absorption Company and Branch Banking and Trust Company prepared by Quillie E. Kinard, Jr., Georgia Registered Land Surveyor No. 1572 of Quillie E. Kinard, Jr., Inc., dated June 2, 2003, last revised August 20, 2003, and being more particularly described as follows:

BEGINNING at an iron pin found at the intersection of the southwesterly right-of-way line of Sunset Blvd. (100 foot right-of-way) and the southeasterly right-of-way line of South Macon Street (100 foot right-of-way);

Thence run along the southwesterly right-of-way line of Sunset Blvd. (100 foot right-of-way) South 46 degrees 30'09" East a distance of 494.07 feet to an iron pin found;

Thence leaving said southwesterly right-of-way line of Sunset Blvd. (100 foot right-of-way) run South 05 degrees 04'27" East a distance of 77.20 feet to an iron pin found;

Thence run South 43 degrees 36'10" West a distance of 445.71 feet to a point;

Thence run South 43 degrees 35'18" West a distance of 939.20 feet to a point;

Thence run North 46 degrees 27'05" West a distance of 102.57 feet to a point;

Thence run North 13 degrees 06'04" East a distance of 351.05 feet to an iron pin found;

Thence run North 14 degrees 12'28" East a distance of 540.96 feet to an iron pin found on the southeasterly right-of-way line of South Macon Street (100 foot right-of-way);

Thence run North 43 degrees 04'16" East a distance of 165.40 feet to an iron pin found;

Thence run North 43 degrees 05'07" East a distance of 495.92 feet to an iron pin found at the intersection of the southwesterly right-of-way line of Sunset Blvd. (100 foot right-of-way) and the southeasterly right-of-way line of South Macon Street( 100 foot right-of-way) and the POINT OF BEGINNING.

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 524, 4th Land District, originally Appling now Wayne County, Georgia, containing 1.42 acres, as shown on that certain Survey Plat for Absorption Company and Branch Banking and Trust Company prepared by Quillie E. Kinard, Jr., Georgia Registered Land Surveyor No. 1572 of Quillie E. Kinard, Jr., Inc., dated June 2, 2003, last revised August 20, 2003, and being more particularly described as follows:

TO FIND THE TRUE BEGINNING, commence at an iron pin found at the intersection of the southwesterly right-of-way line of Sunset Blvd. (100 foot right-of-way) and the southeasterly right-of-way line of South Macon Street (100 foot right-of-way);

Thence run along the southeasterly right-of-way line of South Macon Street (100 foot right-of-way) South 43 degrees 05'07" West a distance of 495.92 feet to an iron pin found;

Thence run South 43 degrees 04'16" West a distance of 165.40 feet to an iron pin found and the TRUE POINT OF BEGINNING;

Thence leaving the southeasterly right-of-way line of South Macon Street (100 foot right-of-way) run South 14 degrees 12'28" West a distance of 540.96 feet to an iron pin found;

Thence run North 46 degrees 29'35" West a distance of 261.68 feet to an iron pin found on the southeasterly right-of-way line of South Macon Street (100 foot right-of-way);

Thence run North 43 degrees 08'12" East a distance of 471.77 feet to an iron pin found and the TRUE POINT OF BEGINNING.


                                       1